Exhibit 99.2

KNIGHT CAPITAL GROUP ANNOUNCES PRICING OF $325 MILLION OF CASH CONVERTIBLE SENIOR SUBORDINATED NOTES

JERSEY CITY, NJ (March 16, 2010) – Knight Capital Group, Inc. (Nasdaq: NITE) today announced the pricing of its private offering of $325 million aggregate principal amount of 3.50% Cash Convertible Senior Subordinated Notes due 2015.  In addition, Knight has granted the initial purchasers of the notes an option to purchase up to an additional $50 million aggregate principal amount of notes, solely to cover over-allotments, if any. The notes are being sold in a private placement only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act").  Knight expects to close the notes offering on or about March 19, 2010, subject to the satisfaction of various customary closing conditions.

The notes will pay interest semi-annually on March 15 and September 15 of each year, beginning September 15, 2010, at a rate of 3.50% per annum, and will mature on March 15, 2015. Prior to December 15, 2014, the notes will be convertible into cash only upon specified events and, thereafter, at any time, based on an initial conversion rate of 47.9185 shares of Knight common stock per $1,000 principal amount of notes, which is equivalent to an initial conversion price of approximately $20.87 or a conversion premium of approximately 32.5% over the closing sale price of $15.75 per share of Knight common stock on the NASDAQ Global Select Market on March 15, 2010. The conversion rate and conversion price will be subject to adjustment in certain events, such as distributions of dividends or stock splits.  Upon cash conversion, Knight will deliver an amount of cash calculated over the applicable observation period. Knight will not deliver its common stock (or any other securities) upon conversion under any circumstances.

In connection with the pricing of the notes, Knight has entered into privately negotiated cash convertible note hedge transactions with one or more affiliates of the initial purchasers of the notes or other financial institutions (the "option counterparties") that are expected generally to reduce Knight's exposure to potential cash payments in excess of the principal amount of the notes that may be required to be made by Knight upon the cash conversion of the notes. Knight has also entered into privately negotiated warrant transactions with the option counterparties, which could have a dilutive effect to the extent that the price of Knight common stock exceeds the applicable strike price of the warrants, which is $31.50 and represents a premium of approximately 100% over the closing price of Knight common stock on March 15, 2010. However, subject to certain conditions, Knight may elect to settle the warrants in cash.  If the initial purchasers exercise their over-allotment option, Knight may enter into additional cash convertible note hedge transactions and additional warrant transactions.

In connection with establishing their initial hedge of the cash convertible note hedge and warrant transactions, the option counterparties or their affiliates expect to enter into various derivative transactions with respect to Knight common stock concurrently with or shortly after the pricing of the notes.  This activity could increase (or reduce the size of any decrease in) the market price of Knight common stock at that time.  In addition, the option counterparties or their affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Knight common stock and/or purchasing or selling Knight common stock in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes).  This activity could also cause or avoid an increase or a decrease in the market price of Knight common stock.

Knight intends to use the net proceeds to pay the costs of the cash convertible note hedge transactions described above (after such costs are offset by the proceeds to Knight from the warrant transactions described above) and to retire debt of $140 million in a senior secured term loan facility and senior secured revolving facility. The remainder of the net proceeds will be used for general corporate purposes.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any securities. The notes have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The notes are being offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

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About Knight

Knight Capital Group, Inc. (Nasdaq: NITE) is a global financial services firm that provides market access and trade execution services across multiple asset classes to buy- and sell-side firms. Knight's hybrid market model features complementary electronic and voice trade execution services in global equities and fixed income as well as foreign exchange, futures and options. The firm is consistently ranked as the leading source of off-exchange liquidity in U.S. equities. Knight also provides capital markets services to corporate issuers. Knight is headquartered in Jersey City, NJ with a growing global presence across North America, Europe and the Asia-Pacific region.

Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about the Company's industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with changes in market structure, legislative or regulatory rule changes, the costs, integration, performance and operation of businesses recently acquired or developed organically, or that may be acquired in the future, by the Company and risks related to the costs and expenses associated with the Company's exit from the Asset Management business. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein. Readers should carefully review the risks and uncertainties disclosed in the Company's reports with the U.S. Securities and Exchange Commission (SEC), including, without limitation, those detailed under the headings "Certain Factors Affecting Results of Operations" and "Risk Factors" in the Company's Annual Report on Form 10-K for the year-ended December 31, 2009, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time. This information should also be read in conjunction with the Company's Consolidated Financial Statements and the Notes thereto contained in the Company's Annual Report on Form 10-K for the year-ended December 31, 2009, and in other reports or documents the Company files with, or furnishes to, the SEC from time to time.

CONTACTS

Margaret Wyrwas Senior Managing Director, Communications, Marketing & Investor Relations 201.557.6954 or mwyrwas@knight.com	Kara Fitzsimmons Director, Media Relations 201.356.1523 or kfitzsimmons@knight.com	Jonathan Mairs Vice President, Corporate Communications 201.356.1529 or jmairs@knight.com